Exhibit 99.1

FOR IMMEDIATE RELEASE

BIOCARDIA REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS AND BUSINESS HIGHLIGHTS

SAN CARLOS, Calif. – May 13, 2021 - BioCardia®, Inc. [Nasdaq: BCDA], a leader in the development of comprehensive solutions for cardiovascular and pulmonary cell based therapies, today reported financial results for the first quarter of 2021 and filed its quarterly report on Form 10-Q for the three months ended March 31, 2021 with the Securities and Exchange Commission on May 13, 2021.

“We continue to make progress across our autologous and allogeneic cell therapy platforms and pipeline, targeting cardiovascular and pulmonary disease,” said Peter Altman, Ph.D., BioCardia’s Chief Executive Officer and President. “Our team is focused on accelerating clinical enrollment and expansion of our CardiAMP autologous cell therapy in both the heart failure (BCDA-01) and chronic myocardial ischemia (BCDA-02) indications with clinical partners in the U.S., Canada, and Japan. We are also working towards the acceptance of INDs for our allogeneic cell therapy product candidates for cardiac (BCDA-03) and pulmonary disease (BCDA-04) indications.”

Q1 and Recent Business Highlights:

●	CardiAMP™ Autologous Cell Therapy (BCDA-01 and 02)
o

The pivotal CardiAMP™ Cell Therapy in Heart Failure Trial (BCDA-01) has enrolled 94 patients. The trial continues to enroll at 24 sites across the United States. We are in active discussions with additional sites in the United States and Canada regarding participation in the study, with a goal to add an additional 15 world class clinical centers.

o

The FDA has approved an earlier crossover in the trial based on the safety experience in the trial to date. Patients in the control arm of the trial who reach their two-year follow-up visit are now eligible to cross over to the treatment group and receive therapy.

o

The independent Data Safety Monitoring Board (DSMB) review is scheduled for June 22, 2021 and will include a risk-benefit assessment of the trial. The written results of the DSMB review are expected in the days following the meeting.

o	The European Society for Heart Failure Annual Meeting has accepted an abstract with data from the CardiAMP Heart Failure Trial, which is expected to be released from embargo on June 22, 2021.

o

Two world-class Japanese clinical investigators have agreed to be co-National Principal Investigators for a study being developed to support conditional approval for the treatment of ischemic heart failure of the CardiAMP Cell Therapy System in Japan, where the CardiAMP cell processing platform has already received regulatory approval.

o

The pivotal CardiAMP Cell Therapy in Chronic Myocardial Ischemia Trial (BCDA-02) is adding clinical sites. The Company still anticipates first patient enrolled in Q2 2021 with safety data from the roll-in cohort by the end of the year.

o

A Notice of Allowance for a European patent application related to the CardiAMP Cell Potency Assay (used in both BCDA -01 and BCDA-02) has been received. This patent is expected to issue in the months ahead.

●	Neurokinin-1 Receptor Positive (NK1R+) Allogeneic Mesenchymal Cell Therapy (BCDA-03 and 04)
o

A Pre-IND Meeting Request has been submitted to FDA on the Company’s NK1R+ MSC program for Acute Respiratory Distress Secondary to COVID-19 to obtain feedback from the FDA on the submission plans ahead for IND acceptance.

●	Helix™ Biotherapeutic Delivery System (used for BCDA-1, 02, and 03)
o

A Notice of Allowance for a Japanese patent application related to a software navigation for the delivery of biologics to the heart has been received. This patent is expected to issue in the months ahead.

●	AVANCE steerable introducer
o

Product is now available for sale through 1099 commission-only representatives in 20 states. Future product is expected to be manufactured at a contract manufacturer, depending on demand. This advanced platform technology is also included in the FDA-approved Morph DNA, which is to be used in the CardiAMP Heart Failure and Chronic Myocardial Ischemia programs.

●	Business Development
o

The Company entered into a second agreement in Japan this year with an additional therapeutic partner related to the Helix biotherapeutic delivery product candidates.  Under the terms of the agreement, BioCardia is to receive $500,000, a portion of which is creditable for biotherapeutic delivery products and support services. The agreement has a one-year term with an option to negotiate for a non-exclusive world-wide license to BioCardia Helix catheter biotherapeutic delivery product candidates for certain cell types for cardiac indications.

●	Corporate
o

BioCardia and its wholly owned subsidiary BioCardia Lifesciences, Inc. were party to several related legal proceedings in Federal Court in San Francisco. The various counterparties were Boston Scientific Corporation, Boston Scientific Scimed Inc., Fortis Advisors LLC, Ms. Surbhi Sarna and nVision Medical Corporation. All parties to the Litigation entered into a confidential settlement agreement on March 12, 2021. All claims in the litigation were then dismissed. The settlement did not result in any material benefit or liability to BioCardia and BioCardia Lifesciences, Inc.

●	Financial
o

$20 million equity line – In March 2021, the Company entered into a $20 million equity line, and closed on a $2.0 million initial sale of common stock priced at $5.35 per share with additional commitment shares.

●	First Quarter 2021 Financial Results:
o	Net loss was $3.0 million for the first quarter of 2021, compared to $4.6 million in the first quarter of 2020.
o

Research and development expenses decreased by approximately 34% to $1.8 million in the first quarter of 2021, compared to $2.8 million in the first quarter of 2020, due primarily to lower compensation expense and reduced clinical service provider costs and clinical site expenses in conducting the pivotal CardiAMP Heart Failure Trial™.

o

Selling, general and administrative expenses decreased approximately 37% to $1.2 million in the first quarter of 2021, compared to $1.9 million in the first quarter of 2020, due primarily to lower compensation expense coupled with reduced professional service fees.

o	Net cash used in operations in the first quarter of 2021 was $1.9 million, as compared to $3.0 million in the first quarter of 2020.

Anticipated Upcoming Milestones:

●	Q2 2021: Phase III pivotal trial prespecified independent DSMB Review of CardiAMP Heart Failure trial (BCDA-01), scheduled for June 22, 2021.

●	Q2 2021: Phase III pivotal trial first patient enrolled in CardiAMP Chronic Myocardial Ischemia Trial (BCDA-02).

●	Other 2021 anticipated milestones include:
o	Roll-in cohort safety data from BCDA-02, our CardiAMP autologous cell therapy under Phase III development for the treatment of chronic myocardial ischemia.
o

Investigational New Drug (IND) acceptance of Phase I/II program of BCDA-03, our allogeneic Neurokinin-1 receptor positive (NK1R+) Mesenchymal Stem Cells (MSC) for the treatment of ischemic heart failure intended initially for those patients excluded from BCDA-01.

o	IND acceptance of Phase I/II program for BCDA-04, our allogeneic NK1R+ MSC Phase I/II program for the treatment of acute respiratory distress resulting from COVID-19.

About BioCardia®

BioCardia, Inc., headquartered in San Carlos, California, is developing regenerative biologic therapies to treat cardiovascular and pulmonary disease. CardiAMP™ autologous and NK1R+ allogeneic cell therapies are the Company’s biotherapeutic product candidates in clinical development. The Company's current products include the Helix™ transendocardial delivery system, the Morph® steerable guide and sheath catheter portfolio and the AVANCE™ steerable introducer family. BioCardia also partners with other biotherapeutic companies to provide its Helix systems and development support to their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the enrollment of our clinical trials, the availability of data from our clinical trials, filings with the FDA, FDA product clearances, the efficacy and safety of our products and therapies, preliminary conclusions about new data, the achievement of any of the anticipated upcoming milestones, our positioning for growth or the market for our products and therapies, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans and overall market conditions.  We may find it difficult to enroll patients in our clinical trials due to many factors, some of which are outside of our control.  Slower than targeted enrollment could delay completion of our clinical trials and delay or prevent development of our therapeutic candidates.  These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate.  Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2021, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Michelle McAdam, Chronic Communications, Inc.
Email: michelle@chronic-comm.com
Phone: 310-902-1274

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120

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BioCardia, Inc.

Condensed Statements of Operations
(In thousands, except share and per share amounts)

	Three Months ended March 31,
	2021	2020
Revenue:
Net product revenue	$—	$5
Collaboration agreement revenue	46	33
Total revenue	46	38
Costs and expenses:
Cost of goods sold	—	4
Research and development	1,841	2,786
Selling, general and administrative	1,177	1,857
Total costs and expenses	3,018	4,647
Operating loss	(2,972)	(4,609)
Other income (expense):
Interest income	4	16
Other expense	(1)	(1)
Total other income (expense)	3	15
Net loss	$(2,969)	$(4,594)

Net loss per share, basic and diluted	$(0.18)	$(0.67)

Weighted-average shares used in computing net loss per share, basic and diluted	16,569,268	6,831,976

BioCardia, Inc.
Selected Balance Sheet Data
(amounts in thousands)

	March 31,	December 31,
	2021 (1)	2020(1)

Assets:
Cash and cash equivalents	$21,502	$21,407
Other current assets	1,157	1,251
Property, plant and equipment and other noncurrent assets	649	766
Total assets	$23,308	$23,424
Liabilities and Stockholders’ Equity
Current liabilities	$4,746	$4,248
Total stockholders’ equity	18,562	19,176
Total liabilities and stockholders’ equity	$23,308	$23,424

(1)

  March 31, 2021 amounts are unaudited. December 31, 2020 amounts were derived from the audited Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission on March 30, 2021.